Exhibit 99.1

HIIQ Announces Extension of Strategic Alternatives Review &
Preliminary fourth quarter and fiscal year 2019 financial results

TAMPA, Fla, January 13, 2020— Health Insurance Innovations, Inc. (NASDAQ: HIIQ) (“HIIQ” or “the Company”) today announced that as a result of its in-progress strategic transformation and successful development and growth of its Medicare business, the Company is extending its process for exploring, reviewing, and evaluating alternative strategies focused on maximizing shareholder value that commenced in July 2019. These alternatives could include, among other things, a sale of the Company or a portion thereof, a strategic business combination, changes in the Company’s operations or strategy, or continuing to execute on the Company’s current business plan.

“The Board of Directors believes that the best path for enhancing value for our shareholders is to allow additional time for potential strategic and financial partners to review the Company’s strategy and recent and projected operating results,” said Paul Gabos, Chairman of the Board. “We are encouraged by our recent Medicare sales volume success and the level of interest that this has garnered in the marketplace. Since the announcement of our Medicare results in early December, we have received additional inquiries from multiple new strategic parties expressing an interest in participating in our process. We believe it is prudent to allow these parties more time to complete their assessment of the Company in light of the business transformation in progress.”

The Company’s Board of Directors has not set a timetable for completing the strategic review nor has it made any decisions related to strategic alternatives at this time, and there can be no assurance that the Board’s exploration of strategic alternatives will result in changes in strategy or any transaction or, if a transaction is undertaken, as to its terms, structure or timing. The Company does not expect to make further public comment regarding these matters unless and until the Board has approved a specific transaction or alternative or otherwise concludes its review of strategic alternatives.

BofA Securities is acting as financial advisor and Weil, Gotshal & Manges LLP is acting as legal advisor to the Company.

In addition, the Company also announced preliminary financial results and key metrics for fourth quarter and fiscal year 2019:

($ in millions except per share data)	Fourth Quarter 2019	Fiscal Year 2019

GAAP Revenues

Individual and Family Plan Products (“IFP”)	$104 - $108	$313 - $317
Medicare	$55 - $ 56	$67 - $ 68
Total Revenues	$159 - $164	$380 - $385

Adjusted EBITDA	$44 - $ 48	$80 - $ 84

Adjusted net income per share	$2.30 - $2.55	$4.10 - $4.35

As of 12/31/19

Gross Contract Asset [1]

IFP	$322
Medicare	$74
Total Gross Contract Asset	$396

Net Contract Asset [2]

IFP	$191
Medicare	$74
Total Net Contract Asset	$265

Debt Outstanding	$179

Consolidated Total Leverage	2.3X
(Credit Facility Covenant Max: 3.5X)

[1] The gross contract asset is inclusive of all future collections from our members, reduced by the amount due to the carriers or discount benefit plan providers.

[2] The net contract asset is the gross asset, less the future commissions due to our third-party distribution partners.

“We are pleased with our preliminary fourth quarter and fiscal year 2019 financial results which reflect annual growth in revenues of approximately 8-10%, growth in Adjusted EBITDA of approximately 34-41%, and growth in Adjusted net income per share of approximately 57-67%. Although revenues were slightly below our forecast for 2019, we benefitted from the successful build-out of our Medicare platform while narrowing our focus on certain IFP products,” said Gavin Southwell, HIIQ’s President and Chief Executive Officer.

The Company has not yet closed and finalized its financial statement review process for the fourth quarter and full year 2019. As a result, the information in this release is preliminary and based upon information available to the Company as of the date of this release, and thus remains subject to completion of normal year-end accounting procedures, adjustments and audit. During the course of the Company’s review process, items may be identified that would require the Company to make adjustments, which could result in changes to our preliminary selected financial information above. As a result, the preliminary selected financial information above is forward-looking information and subject to risks and uncertainties, including possible adjustments to such information. The Company expects to report its fourth quarter and full year 2019 results in March of 2020.

About Health Insurance Innovations, Inc. (HIIQ)

HIIQ is a market leading cloud-based technology platform and distributor of innovative health and life insurance products that are affordable and meet the needs of consumers. HIIQ helps develop insurance products through our relationships with best-in-class insurance companies and markets them via its broad distribution network of third-party licensed insurance agents across the nation, its call center network and its unique online capabilities. Additional information about HIIQ can be found at HIIQ.com.

Non-GAAP Financial Information

The Company uses Adjusted EBITDA and Adjusted net income per share, which are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), to understand and evaluate our core operating performance and trends and to make period-to-period comparisons of our business.

To calculate Adjusted EBITDA, we calculate EBITDA, which is then further adjusted for items such as stock-based compensation and related costs, and items that are not generally a part of regular operating activities, including tax receivable adjustments, indemnity and other related legal costs, and severance, restructuring, and acquisition costs. We define EBITDA as net income before interest, income taxes and depreciation and amortization.

Adjusted net income per share is computed by dividing adjusted net income by the total number of weighted-average diluted Class A and weighted-average Class B shares of our common stock for each period. To calculate Adjusted net income, we calculate net income then add back amortization (but not depreciation), interest, tax expense, items such as stock-based compensation and related costs, and other items that are not generally a part of regular operating activities, including, tax receivable adjustments, indemnity and other related legal costs, severance, restructuring, and acquisition costs. From adjusted pre-tax net income, we apply a pro forma tax expense calculated at an assumed rate of 24%, which consists of the maximum federal corporate rate of 21%, with an assumed 3% state tax rate.

The Company has not included a GAAP reconciliation of Adjusted EBITDA and Adjusted net income per share because such reconciliation could not be produced without unreasonable effort.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to our anticipated fourth quarter and full year 2019 financial results and the strategic alternatives review process and potential transactions that may be identified and explored as a result of such review process, as well as statements relating to goals, plans and projections regarding new markets, products, services, growth strategies, anticipated trends in our business, and anticipated changes and developments in the United States health insurance system and laws. Forward-looking statements are based on HIIQ’s current assumptions, expectations and beliefs are generally identifiable by use of words “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or similar expressions and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. These risks and uncertainties include, among other things, the timing, benefits and outcome of our strategic alternatives review process, our ability to maintain relationships and develop new relationships with health insurance carriers and distributors, our ability to retain our members, the demand for products offered through our platform, factors affecting growth in the Medicare market, our ability to grow our Medicare business, cash flow from our IFP business, regulatory oversight and examinations of us and our carriers and distributors, legal and regulatory compliance by our carriers and distributors, the amount of commissions paid to us or changes in health insurance plan pricing practices, competition, changes and developments in the United States health insurance system and laws, and HIIQ’s ability to adapt to them, the ability to maintain and enhance our name recognition, difficulties arising from acquisitions or other strategic transactions, and our ability to build the necessary infrastructure and processes to maintain effective controls over financial reporting. These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are discussed in HIIQ’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) as well as other documents that may be filed by HIIQ from time to time with the Securities and Exchange Commission, which are available at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. You should not rely on any forward-looking statement as representing our views in the future. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

Health Insurance Innovations, Inc.:

Mike DeVries

SVP Finance

(813) 906-5314

mdevries@hiiq.com